EXHIBIT 16.1

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                                                      DELOITTE & TOUCHE LLP
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May 12, 2004



Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.   20549

Dear Sirs/Madams:

We have read Item 4 of Cumberland Technologies, Inc.'s Form 8-K dated May 12, 2004, and have the following comments:

1. We agree with the statements made in the third, fourth, fifth and seventh paragraphs.

2. We have no basis on which to agree or disagree with the statements made in the first, second and sixth paragraphs.


Yours truly,


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP